SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WONDER AUTO TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WONDER AUTO TECHNOLOGY, INC.
No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning
People’s Republic of China, 121013

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 10, 2010

Dear Shareholder:

The 2010 Annual Meeting of Shareholders (the “Meeting”) of Wonder Auto Technology, Inc., a Nevada corporation (the “Company”), will be held on June 10, 2010 at 9:00 a.m. local time at 1706-1707, Tower C of Fangheng International Building, Futong East Avenue, Wangjing Area, Chaoyang District, Beijing, China 100102.  We are holding the meeting to:

1.	Elect five persons to the Board of Directors, each to serve until our next annual meeting of shareholders or until such person shall resign, be removed or otherwise leave office; and

2.	Ratify the appointment of PKF Hong Kong, Certified Public Accountants as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

If you owned our common stock at the close of business on April 26, 2010, you may attend and vote at the meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2009 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

If you plan to attend the meeting, please mark the accompanying proxy card in the space provided and return it to us, or notify us of your intention via the internet as directed on the proxy card. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Meeting.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.  You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.  Any shareholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Sincerely,

/s/ Yechon Xie
Yechon Xie
April 30, 2010	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 10, 2010

This Notice and Proxy Statement and our 2009 Annual Report are available online at the website identified on your proxy card.

WONDER AUTO TECHNOLOGY, INC.
No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning
People’s Republic of China, 121013

PROXY STATEMENT

The Board of Directors of Wonder Auto Technology, Inc., a Nevada corporation (the “Company,” “Wonder” or “we”) is furnishing this Proxy Statement and the accompanying proxy to you to solicit your proxy for the 2010 Annual Meeting of Shareholders (the “Meeting”).  The Meeting will be held on June 10, 2010, at 9:00 a.m. local time, at 1706-1707, Tower C of Fangheng International Building, Futong East Avenue, Wangjing Area, Chaoyang District, Beijing, China 100102.

The approximate date on which the Proxy Statement and proxy card are intended to be sent or given to shareholders is April 30, 2010.

The purposes of the Meeting are to seek shareholder approval of two proposals: (i) electing five directors to the board of directors of the Company (the “Board”) and (ii) ratifying the appointment of PKF Hong Kong, Certified Public Accountants (“PKF”) as our independent registered public accounting firm for the fiscal year 2010.

3.           Who May Vote

Only shareholders of record of our common stock, $0.0001 par value (the “Common Stock”), as of the close of business on April 26, 2010 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of shareholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, at the executive offices of the Company at No. 16 Yulu Street, Taihe District, Jinzhou City, Liaoning, China 121013, by contacting the Secretary of the Company.

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum.  Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting.  A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting.  No other class of voting securities was then outstanding.

4.           Voting

You may vote by one of the following methods:

•	completing and signing the proxy card and mailing it in the enclosed postage-paid envelope;
•	calling the toll-free telephone number provided on the proxy card; or
•	voting on the Internet at the website provided on the proxy card.

Voting by telephone is not available to persons outside of the United States.  Complete instructions for voting by any of the above methods are included on the proxy card.  If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein and FOR the ratification of PKF as the Company’s independent registered public accounting firm. In addition, if other matters come before the Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment with respect to such matters.

Proposal 1 (Election of Directors), directors are elected by plurality of the votes cast at the meeting.  Proposal 2 (Ratification of Independent Auditors) requires the vote of a majority of the shares present in person or by proxy and voting at the Meeting.

Abstentions and broker non-votes will not be counted as votes in favor of a matter being voted on, and will also not be counted as shares voting on such matter.  Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast.

5.           Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted.  Mere attendance at the meeting will not revoke a proxy.  Such revocation may be effected by calling the toll-free telephone number listed above (within the United States only), by accessing the Internet website identified on your proxy or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth above in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement or your attendance and voting in person at the Meeting.  Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the previously convened Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone.  The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders will receive only one copy of our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact our Corporate Secretary, orally by telephoning (+86) 416-2661186 or in writing at Wonder Auto Technology, Inc., No. 16 Yulu Street, Taihe District, Jinzhou City, Liaoning, People’s Republic of China 121013. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

6.            Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors has any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board of Directors.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Wonder’s current corporate governance practices and policies are designed to promote shareholder value and Wonder is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

            We and our Board are committed to high standards of corporate governance as an important component in building and maintaining shareholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC, the rules of the Nasdaq Global Market, and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies.  The current corporate governance guidelines are available on our website at www.watg.cn.  Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, Wonder Auto Technology, Inc., No. 16 Yulu Street, Taihe District, Jinzhou City, Liaoning, People’s Republic of China 121013.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of five members: Qingjie Zhao, Meirong Yuan, Larry Goldman, Xiaoyu Zhang and Xianzhang Wang.

Messrs. Zhang and Wang became members of our Board of Directors in April 2009, filling vacancies created by the resignations of our former directors, David Murphy and Xingye Zhang, each of whom resigned on April 7, 2009.  Mr. Xiaoyu Zhang and Mr. Wang each qualifies as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.  The resignations of Mr. Murphy and Mr. Zhang were due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Since March 2007, the Board has maintained three Committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. Each of the Audit Committee, Compensation Committee and Governance and Nominating Committee is comprised entirely of our independent directors. From time to time, the Board may establish other committees.  The Board has adopted a written charter for each of the committees which is available on the Company’s website www.watg.cn.  Printed copies of each of our committee charters may be obtained, without charge, by contacting the Corporate Secretary, Wonder Auto Technology, Inc., No. 16 Yulu Street, Taihe District, Jinzhou City, Liaoning, People’s Republic of China 121013.

Our former directors, Mr. Murphy and Mr. Xingye Zhang were members of the Company’s Audit, Compensation and Governance and Nominating committees.  Mr. Murphy was the Chair of the Compensation Committee and Mr. Zhang was the Chair of the Governance and Nominating Committee.

In connection with their appointment to our Board of Directors, Mr. Xiaoyu Zhang and Mr. Xianzhang Wang also have both been appointed to serve as members of each of the Audit, Compensation Committee, and Governance and Nominating committees of the Company.  Mr. Xiaoyu Zhang was appointed as the Chair of Governance and Nominating Committee and Mr. Xianzhang Wang was appointed as the Chair of Compensation Committee.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, Mr. Zhao’s experience and tenure of having been Chairman and Chief Executive Officer for the past four years, and the Chairman of our subsidiary, Jinzhou Halla, since 1997, and felt that his experience, knowledge, and personality allowed him to serve ably as both Chairman and Chief Executive Officer. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy.  The Board recognizes that it is neither possible nor prudent to eliminate all risk.  Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

•
The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with representatives of the independent auditing firm; and

•
The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independence of Directors

In considering and making decisions as to the independence of each of the directors of the Company, the Board considered transactions and relationships between the Company (and its subsidiaries) and each director (and each member of such director’s immediate family and any entity with which the director or family member has an affiliation such that the director or family member may have a material indirect interest in a transaction or relationship with such entity). The Board has determined that each of the following members of the Board is independent as defined in applicable SEC and NASDAQ rules and regulations, and that each constitutes an “Independent Director” as defined in NASD Marketplace Rule 4200, and that such members constitute a majority of the entire Board: Larry Goldman, Xiaoyu Zhang and Xianzhang Wang.

Board, Committee and Annual Meeting Attendance

During 2009, the Board held eight meetings. Our Audit Committee, the Compensation Committee and the Governance and Nominating Committee held five, two and one meetings, respectively. Each director attended at least 90% of all Board meetings and meetings of all Committees on which he served.

Our directors are expected to attend board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting.  We encourage our directors to attend annual shareholder meetings, but we do not have a formal policy requiring them to do so.

Audit Committee

Our Audit Committee consisted of three members: Larry Goldman, Xiaoyu Zhang and Xianzhang Wang. Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an ‘‘independent director’’ within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ’s financial literacy requirements, and the Board has further determined that Mr. Larry Goldman (i) is ‘‘audit committee financial expert’’ as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC, and (ii) also meet NASDAQ’s financial sophistication requirements.

The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company.  The Audit Committee is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;
•	reviewing with our independent auditors any audit problems or difficulties and management’s response;
•	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;
•	discussing the annual audited financial statements with management and our independent auditors;
•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;
•	annually reviewing and reassessing the adequacy of our Audit Committee charter;
•	meeting separately and periodically with management and our internal and independent auditors;
•	reporting regularly to the full Board; and
•	such other matters that are specifically delegated to our Audit Committee by our Board from time to time.

The Report of the Audit Committee regarding the audited financials statements of the Company for the fiscal year ended December 31, 2009 is located on Exhibit A to this Proxy Statement.

Compensation Committee

Our Compensation Committee consisted of three directors, Larry Goldman, Xiaoyu Zhang and Xianzhang Wang.  The members of the Compensation Committee are all independent directors within the meaning of applicable NASDAQ listing standards.

Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our executive officers, including all forms of compensation to be provided to our executive officers.  Our chief executive officer may not be present at any Committee meeting during which his compensation is deliberated.  The Compensation Committee is permitted to delegate its authority in accordance with Nevada law unless prohibited by the Company’s by-laws or the Compensation Committee charter.  The Compensation Committee is responsible for, among other things:

•	approving and overseeing the compensation package for our executive officers;
•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•	evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation;
•
reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans; and

•	reviewing and making recommendations to the Board regarding succession plans for the chief executive officer and other senior officers.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are independent directors, and all past members were independent directors at all times during their service on such Committee.  None of the past or present members of our Compensation Committee are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K.  None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or compensation committee.

Governance and Nominating Committee

Our Governance and Nominating Committee consisted of three directors Larry Goldman, Xiaoyu Zhang and Xianzhang Wang.  The members of our Governance and Nominating Committee are all independent directors within the meaning of applicable NASDAQ listing standards.

The Governance and Nominating Committee assists the Board in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Governance and Nominating Committee is responsible for, among other things:

•	identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;
•	reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, age, skills, experience and availability of service to us;
•	review periodically the compensation paid to non-employee directors for annual retainers and meeting fees, if any, and making recommendations to the Board for any adjustments;
•	identifying and recommending to the Board the directors to serve as members of the Board’s committees; and
•	monitoring compliance with our Corporate Governance Guidelines.

Director Recommendations and Nominations

It is the Governance and Nominating Committee’s policy to consider properly submitted shareholder recommendations (as opposed to a formal nomination) for candidates for membership on the Board. A shareholder may submit a recommendation for a candidate for membership on the Board by submitting in writing the name and background of such candidate to the Governance and Nominating Committee, c/o Secretary, Wonder Auto Technology, Inc. No. 16 Yulu Street, Taihe District, Jinzhou City, Liaoning, China 121013. The Governance and Nominating Committee will consider a recommendation only if (1) appropriate biographical and background information on the candidate is provided, (2) the recommended candidate has consented in writing to a nomination and public disclosure of the candidate’s name and biographical information, and (3) the recommending shareholder has consented in writing to public disclosure of such shareholder’s name. Required biographical and background information include: (A) the name, age, business address and residence of such person, (B) the principal occupation and employment of such person, and (C) biographical information on the recommended candidate that the recommending shareholder believes supports such candidacy (keeping in mind the criteria discussed below that the Governance and Nominating Committee considers in making recommendations for nomination to the Board).

The Governance and Nominating Committee uses a variety of methods for identifying candidates for nomination to the Board. Although candidates for nomination to the Board typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Committee through professional search firms, shareholders or other persons. The process by which candidates for nomination to the Board are evaluated includes review of biographical information and background material on potential candidates by Committee members, meetings of Committee members from time to time to evaluate and discuss potential candidates, and interviews of selected candidates by members of the Committee. Candidates recommended by shareholders (and properly submitted, as discussed below) are evaluated by the Governance and Nominating Committee using the same criteria as other candidates. Although the Governance and Nominating Committee does not have specific minimum qualifications that must be met before recommending a candidate for election to the Board, the Committee does review numerous criteria before recommending a candidate. Such criteria include: character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, other commitments and the like.

Communications with the Board

The Company has a process for shareholders and other interested parties who wish to communicate with the Board.  Shareholders and other interested parties who wish to communicate with the Board may contact our Board, or specific members of our Board, by writing to: Stockholder Communications, No. 16 Yulu Street, Taihe District, Jinzhou City, Liaoning, People’s Republic of China 121013.  These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board.  The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

Code of Business Conduct and Ethics

On March 23, 2007, we adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States.  The code applies to all directors, officers and employees of the Company, including the Company’s principal executive officer and principal financial officer. This Code is designed to deter wrongdoing and to promote all of the following:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, and in other public communications made by the Company;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting to an appropriate person or persons identified herein for receiving notice of violations or potential violations of this code; and
•	accountability for adherence to this code.

Current versions of the Code of Ethics is maintained on the Company’s website at http://www.watg.cn.  Printed copies of our code of ethics may be obtained, without charge, by contacting the Corporate Secretary, Wonder Auto Technology, Inc., No. 16 Yulu Street, Taihe District, Jinzhou City, Liaoning, People’s Republic of China 121013.  During the fiscal year ended December 31, 2009, there were no waivers of our Code of Ethics.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following is a discussion of our executive compensation program and the compensation decisions made for fiscal year 2009 with respect to Qingjie Zhao, our Chief Executive Officer (referred to as our “CEO”) and Meirong Yuan, our Chief Financial Officer (referred to as our “CFO”). We refer to these executive officers as the “named executive officers.”  Our Compensation Committee approves all compensation to our named executive officers.

As of December 31, 2009, Mr. Zhao and Mr. Yuan were the only two executive officers.

Elements of Compensation

Base Salary

In 2009, we provided our executive officers with a base salary and equity compensation to compensate them for services rendered during the year. The compensation we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience. Both are employees-at-will and received an annual salary as provided in their employment agreements, and equity compensation, both of which are reflected in the Summary Compensation Table below.  The employment agreements for Messrs. Zhao and Yuan do not provide for payments relating to severance or following a change in control. Our executives are subject to customary non-competition and confidentiality covenants as provided in their employment agreements.

Discretionary Bonus

We did not provide bonus compensation to our executive officers in 2009.  However, our executives are eligible to receive a discretionary bonus pursuant to the terms of their respective employment agreements. If our board of directors determines to do so in the future, bonuses may be paid on an ad hoc basis to recognize superior performance. If the board of directors determines to provide bonus compensation as a regular part of our executive compensation package, our compensation committee will adopt a formal incentive bonus plan, which will establish performance goals for each of the executive officers and maximum amounts that may be earned upon attainment of such performance goals.

Stock-Based Awards under the Equity Incentive Plan

The key component of the compensation of our named executive officers is long-term equity-based compensation. The long-term incentive awards made to the named executive officers consist of milestone-vesting stock options. The stock option grants made to our named executive officers in 2009 will vest and become exercisable on each of the filing dates of the Company's Annual Reports on Form 10-K for fiscal years 2009, 2010 and 2011, respectively, and only upon the achievement of the Company’s achievement of net income thresholds of US$23.0 million for fiscal year 2009, US$34.5 million for fiscal year 2010 and US$42.3 million for fiscal year 2011.  These grants align the interests of our executives with those of our shareholders, thereby encouraging the creation of shareholder value, and help establish a direct link between compensation amounts, total shareholder return and company operating performance.

Retirement or Pension Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the named executive officers.

Deferred Compensation

We do not have any qualified or nonqualified deferred compensation plans.

Perquisites

Historically, we have provided our named executive officers with minimal perquisites and other personal benefits that we believe are reasonable. We do not view perquisites as a significant component of compensation, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete. We believe that these additional benefits assist our named executive officers in performing their duties and provide time efficiencies for them. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our board of directors.

Report of the Compensation Committee

The Report of the Compensation Committee regarding the executive compensation structure of the Company for the fiscal year ended December 31, 2009 is located on Exhibit B to this Proxy Statement.

Compensation Policies

The Compensation Committee of the Company has a compensation structure in place that encourages long-term performance. All bonuses are discretionary. The CEO and CFO have not received bonuses in the past three years.  Stock options and restricted stock have also been granted to new executives, managers, and other key employees, though all such grants vest based on the Company’s achievement of certain net income performance milestones.  Accordingly, these grants are not expected to result in risky behavior to generate short term gains on the part of these employees.

As a result of these practices we believe our compensation policies do not result in any material adverse risk to the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards) ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Qingjie Zhao, Chairman, CEO and President	2009	120,000			524,935	(3)				644,935
	2008	90,000	-	-	117,281	(1)	-	-	-	207,281
	2007	90,000	-	-	-		-	-	-	90,000
Meirong Yuan, CFO and Director	2009	80,000			174,978	(4)				254,978
	2008	60,000	-	-	78,188	(2)	-	-	-	138,188
	2007	60,000	-	-	-		-	-	-	60,000

(1) Pursuant to the 2008 Equity Incentive Plan of the Company, we granted 90,000 options to Mr. Zhao with an exercise price of $9 per share on May 6, 2008.  Such options were cancelled pursuant to a termination and release agreement entered into between the Company and Mr. Zhao on December 31, 2008.  No options were exercised before the cancellation. This amount represents the compensation expense that the Company recognized for financial statement reporting purposes in fiscal year 2008 for the portion of the fair value of equity awards granted to Mr. Zhao in fiscal year 2008, in accordance with Statement of Financial Accounting Standards No.123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”).  Such amount thus does not reflect the amount of compensation actually received by Mr. Zhao during the fiscal year 2008.  For a description of the assumptions used in calculating the fair value of equity awards under SFAS No.123(R), see Note 20 to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2) Pursuant to the 2008 Equity Incentive Plan of the Company, we granted 60,000 options to Mr. Yuan with an exercise price of $9 per share on May 6, 2008.  Such options were cancelled pursuant to a termination and release agreement entered into between the Company and Mr. Yuan on December 31, 2008.  No options were exercised before the cancellation. This amount represents the compensation expense that the Company recognized for financial statement reporting purposes in fiscal year 2008 for the portion of the fair value of equity awards granted to Mr. Yuan in fiscal year 2008, in accordance with SFAS 123R.  Such amount thus does not reflect the amount of compensation actually received by Mr. Yuan during the fiscal year 2008.  For a description of the assumptions used in calculating the fair value of equity awards under SFAS No.123(R), see Note 20 to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(3) Pursuant to the 2008 Equity Incentive Plan of the Company, we granted 750,000 options to Mr. Zhao with an exercise price of $11.48 per share on November 24, 2009.  This amount represents the compensation expense that the Company recognized for financial statement reporting purposes in fiscal year 2009 for the portion of the fair value of equity awards granted to Mr. Zhao in fiscal year 2009, in accordance with Statement of Financial Accounting Standards No.123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”).  Such amount thus does not reflect the amount of compensation actually received by Mr. Zhao during the fiscal year 2009.  For a description of the assumptions used in calculating the fair value of equity awards under SFAS No.123(R), see Note 19 to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(4) Pursuant to the 2008 Equity Incentive Plan of the Company, we granted 250,000 options to Mr. Yuan with an exercise price of $11.48 per share on November 24, 2009.  This amount represents the compensation expense that the Company recognized for financial statement reporting purposes in fiscal year 2009 for the portion of the fair value of equity awards granted to Mr. Yuan in fiscal year 2009, in accordance with SFAS 123R.  Such amount thus does not reflect the amount of compensation actually received by Mr. Yuan during the fiscal year 2009.  For a description of the assumptions used in calculating the fair value of equity awards under SFAS No.123(R), see Note 19 to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Employment Contracts

On June 22, 2006, our subsidiary, Wonder Auto Limited, entered into employment agreements with Qingjie Zhao, our Chief Executive Officer and President, and Meirong Yuan, our Chief Financial Officer.  Both employment agreements were amended on July 2, 2007.  The employment agreements, as amended, provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus.  Mr. Zhao’s employment agreement provides for an annual salary of $90,000, and Mr. Yuan’s employment agreement provides for an annual salary of $60,000.  The employment agreements do not provide payments relating to severance or following a change of control.  Both Mr. Zhao and Mr. Yuan are subject to customary confidentiality and non-competition covenants as provided in their employment agreements.

Retirement Benefits

Currently, we do not provide any employees, including our named executive officers any company sponsored retirement benefits other than a state pension scheme in which all of our employees in China participate.

Payment Upon Termination or Change-in Control

The Company does not have change-in-control arrangements with any of its executive officers, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the equity awards outstanding at December 31, 2009 for each of our named executive officers. Values are based on the December 31, 2009 closing stock price of $11.74.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Qingjie Zhao	250,000	(1)	-	500,000	$11.48	(3)	-	-	-	-
Meirong Yuan	83,333	(2)	-	166,667	$11.48	(3)	-	-	-	-

(1) Pursuant to Wonder Auto Technology, Inc. 2008 Equity Incentive Plan, the Company granted Mr. Zhao an option to purchase 750,000 shares of the Company’s common stock at $11.48 per share on November 24, 2009. One third of the option will vest and become exercisable on each of the filing dates of the Company's Annual Reports on Form 10-K for fiscal years 2009, 2010 and 2011, respectively, upon the achievement of certain income thresholds which are set to be US$23.0 million for fiscal year 2009, US$34.5 million for fiscal year 2010 and US$42.3 million for fiscal year 2011. The Company achieved the income threshold for fiscal year 2009, therefore, one third of the option became vested and exercisable on March 4, 2010. Mr. Zhao has not exercised any option as of the date of this report.

(2) Pursuant to Wonder Auto Technology, Inc. 2008 Equity Incentive Plan, the Company granted Mr. Yuan an option to purchase 250,000 shares of the Company’s common stock at $11.48 per share on November 24, 2009. One third of the option will vest and become exercisable on each of the filing dates of the Company's Annual Reports on Form 10-K for fiscal years 2009, 2010 and 2011, respectively, upon the achievement of certain income thresholds which are set to be US$23.0 million for fiscal year 2009, US$34.5 million for fiscal year 2010 and US$42.3 million for fiscal year 2011. The Company achieved the income threshold for fiscal year 2009, therefore, one third of the option became vested and exercisable on March 4, 2010. Mr. Yuan has not exercised any option as of the date of this report.

(3) The expiration date is the last business day of the 15th months after the respective vesting date.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and stock vested for each of our named executive officers during the year ended December 31, 2009. Values are based on the December 31, 2009 closing stock price of $11.74.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise(#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Qingjie Zhao	-	(1)	-	-	-
Meirong Yuan	-	(2)	-	-	-

(1) Pursuant to Wonder Auto Technology, Inc. 2008 Equity Incentive Plan, the Company granted Mr. Zhao an option to purchase 750,000 shares of the Company’s common stock at $11.48 per share on November 24, 2009. One third of the option will vest and become exercisable on each of the filing dates of the Company's Annual Reports on Form 10-K for fiscal years 2009, 2010 and 2011, respectively, upon the achievement of certain income thresholds which are set to be US$23.0 million for fiscal year 2009, US$34.5 million for fiscal year 2010 and US$42.3 million for fiscal year 2011. The Company achieved the income threshold for fiscal year 2009, therefore, one third of the option became vested and exercisable on March 4, 2010. Mr. Zhao has not exercised any option as of the date of this report.

(2) Pursuant to Wonder Auto Technology, Inc. 2008 Equity Incentive Plan, the Company granted Mr. Yuan an option to purchase 250,000 shares of the Company’s common stock at $11.48 per share on November 24, 2009. One third of the option will vest and become exercisable on each of the filing dates of the Company's Annual Reports on Form 10-K for fiscal years 2009, 2010 and 2011, respectively, upon the achievement of certain income thresholds which are set to be US$23.0 million for fiscal year 2009, US$34.5 million for fiscal year 2010 and US$42.3 million for fiscal year 2011. The Company achieved the income threshold for fiscal year 2009, therefore, one third of the option became vested and exercisable on March 4, 2010. Mr. Yuan has not exercised any option as of the date of this report.

Director Compensation

The following table sets forth information concerning all compensation paid to our non-employee directors for services rendered in all capacities for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total Compensation ($)
Larry Goldman	50,000	10,499	(1)	60,499
Xiaoyu Zhang	40,000	-		40,000
Xianzhang Wang	40,000	-		40,000

(1) Pursuant to the 2008 Equity Incentive Plan of the Company, we granted 15,000 options to Mr. Goldman with an exercise price of $11.48 per share on November 24, 2009.  This amount represents the compensation expense that the Company recognized for financial statement reporting purposes in fiscal year 2009 for the portion of the fair value of equity awards granted to Mr. Goldman in fiscal year 2009, in accordance with SFAS 123R.  Such amount thus does not reflect the amount of compensation actually received by Mr. Goldman during the fiscal year 2009.  For a description of the assumptions used in calculating the fair value of equity awards under SFAS No.123(R), see Note 19 to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

In 2007, we entered into agreements with each of Messrs. Goldman, Murphy and Zhang.  Under the terms of the agreements, Mr. Goldman is entitled to $50,000, Mr. Murphy is entitled to $40,000 and Mr. Zhang is entitled to $40,000 as annual compensation for their service as independent directors, and as chairpersons of various board committees, as applicable. Mr. Goldman’s compensation is greater because he has greater responsibilities as the Audit Committee Chairman. Under the terms of the agreements, the independent directors are entitled to indemnification for expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the independent directors in connection with any proceeding if the independent director acted in good faith and in our best interests. The Company also reimburses our directors for reasonable travel expenses related to attendance at board and committee meetings.

On and effective April 7, 2009, David Murphy and Xingye Zhang resigned from our board of directors.  On the same day, the Board of Directors of the Company appointed Mr. Xiaoyu Zhang and Mr. Xianzhang Wang to the board of directors to fill the vacancies created by such resignations.  On April 7, 2009, the Company also entered into separate agreements with each of Mr. Xiaoyu Zhang and Mr. Xianzhang Wang pursuant to which Mr. Xiaoyu Zhang and Mr. Xianzhang Wang will each receive an annual fee of $40,000, as compensation for the services to be provided by them as independent directors.

Limitation of Liability and Indemnification of Officers and Directors

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934, as amended, may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Risk Considerations regarding our Compensation Policies

Our Compensation Committee has discussed the concept of risk as it relates to our compensation policies for all employees. The Committee does not believe our compensation program encourages excessive or inappropriate risk taking because the Company does not use highly leveraged incentives that drive risky short-term behavior.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of the outstanding Common Stock to file with the SEC an initial report of ownership on Form 3 and changes in ownership on Forms 4 and 5.  The reporting persons are also required to furnish us with copies of all forms they file.

Based solely on our review of copies of Forms 3, 4 and 5 furnished to the Company with respect to the fiscal year ended December 31, 2009, we have determined that our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

TRANSACTIONS WITH RELATED PARTY TRANSACTIONS

Except as provided below, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC since the beginning of the last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

•
On January 18, 2010, our wholly-owned subsidiary Wonder Auto Limited entered into an equity transfer agreement with Novophalt (China) Limited, a British Virgin Islands corporation. On the same date, our wholly-owned subsidiary Yearcity Limited entered into a separate equity transfer agreement with Wonder Employee Capital Limited (“WECL”). Pursuant to the two agreements, we acquired an aggregate of 38.36% of Applaud Group Limited for a total consideration of approximately HK$115.4 million. Applaud Group Limited owns of 52.2% of equity interest in Jinheng Automotive Safety Technology Holdings Limited, a Hong Kong stock exchange listed company (“Jinheng Holdings”). Mr. Qingjie Zhao, the Company’s chief executive officer and director, is the sole director and owner of WECL and executive director of Jinheng Holdings. Please see our current report on Form 8-K filed on January 20, 2010 for more details.

•
On October 29, 2009, our subsidiaries Jinzhou Wonder Motor Co., Ltd. and Jinzhou Halla Electrical Equipment Co., Ltd. each entered into a framework purchase agreement with Jinzhou Wonder Alternative Energy Vehicle Technology Co., Ltd. (“Jinzhou AEV”) under which our subsidiaries will sell electric motors and other related products to Jinzhou AEV.  Mr. Qingjie Zhao, the Company’s chief executive officer and director, is a 60% owner and serves as the chairman of Jinzhou AEV. Please see our current report on Form 8-K filed on October 30, 2009 for more details.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock as of April 27, 2010 (i) by each stockholder who has reported or is known by us to have beneficial ownership of more than five percent of our common stock; (ii) by each current director and director nominee; (iii) by each of our named executive officers set forth in the Summary Compensation Table; and (iv) by all of our current directors and executive officers as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Wonder Auto Technology, Inc., No. 16 Yulu Street, Taihe District, Jinzhou City, Liaoning, People’s Republic of China 121013.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Class
Executive Officers and Directors
Qingjie Zhao (2)	9,891,687	29.2%
Meirong Yuan (3)	83,333	*
Larry Goldman (4)	5,000	*
Xiaoyu Zhang	-	*
Xianzhang Wang	-	*
All officers and directors as a group (5 people)	9,980,020	29.5%
Over 5% Beneficial Owners
Choice Inspire Limited (5)	9,732,900	28.7%
Xiangdong Gao (6)	2,619,250	7.7%

* Less than 1%

(1)	As of April 29, 2010, there were 33,859,994 shares of our common stock outstanding.
(2)
Including 9,732,900 shares owned by Choice Inspire Limited of which Mr. Zhao is a 73.09% stockholder and chairman.  Mr. Zhao disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)	Including 83,333 shares of common stock underlying the option granted under the 2008 Equity Incentive Plan that became vested and exercisable on March 4, 2010.
(4)	Including 5,000 shares of common stock underlying the option granted under the 2008 Equity Incentive Plan that became vested and exercisable on March 4, 2010.
(5)	Qingjie Zhao, our CEO, President and director, owns 73.09% of Choice Inspire Limited and Mr. Xiangdong Gao is a 26.91% owner of Choice Inspire Limited.
(6)
Including 2,619,123 shares owned by Choice Inspire Limited of which Mr. Gao is a 26.91% stockholder.  Mr. Gao disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company.  It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance.  Members of the Board keep themselves informed of the Company’s business by participating in Board and committee meetings, by reviewing analysis and reports, and through discussions with the Chairman and other officers.

The Fifth Article of our articles of incorporation provides that the number of our directors shall be determined in accordance with our bylaws.  There are currently five (5) directors serving on the Board.  At the Meeting, five directors will be elected, each to hold office until the next Annual Meeting of Shareholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed.  Members of our Board may be removed by the Company’s shareholders at any special meeting called for such purpose upon the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon.  The individuals who have been nominated for election to the Board at the Meeting are listed in the table below.  Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly.  The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director.  The five nominees for election as directors are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Vote Required

The election of each nominee for director requires the approval by a plurality of votes entitled to be cast with respect to that nominee by the shareholders, present in person or by proxy.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of the nominees listed below.

Information about Nominees

Set forth below are the names of the nominees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years. The directors will serve until the next annual meeting of the shareholders or until their successors are elected or appointed and qualified.

Name	Age	Position
Qingjie Zhao	53	Chairman, Chief Executive Officer and President
Qingdong Zeng	47	Vice President
Larry Goldman	51	Director
Xiaoyu Zhang	64	Director
Xianzhang Wang	66	Director

Director Qualifications

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareowners, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in various countries around the world and significant areas of future growth are located outside of the United States. The Company’s business is truly global and multicultural. Therefore, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. The Company’s business is multifaceted and involves complex financial transactions in various countries. Therefore, the Board believes that the Board should include some Directors with a high level of financial literacy and some Directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board. The Company’s business also requires compliance with a variety of regulatory requirements and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

Biographical Information and Summary of Qualifications of 2010 Nominees for Director

Qingjie Zhao.  Mr. Zhao has been our Chief Executive Officer and President since June 22, 2006 and Chairman of our board since July 2006. Mr. Zhao joined our subsidiary, Jinzhou Halla, as its Chairman in October 1997. Mr. Zhao is also currently an executive director and 10.4% owner of China Wonder Limited, a company listed on the Alternative Investment Market of the London Stock Exchange, which is principally engaged in the manufacture and sale of specialty packaging machinery to the PRC pharmaceutical market, and an executive director and 11.0% owner of Jinzhou Jinheng Automotive Safety System Co., Ltd., which is principally engaged in the manufacture and sale of automotive airbag safety systems in China. Our company, China Wonder Limited and Jinzhou Jinheng Automotive Safety System Co., Ltd. do not directly compete with each other, and there were no related party transactions between our Company and the other two companies as of the date of this report.  Mr. Zhao devotes most of his business time to our affairs and the remainder of business time to the affairs of other companies. Mr. Zhao’s decision making responsibilities for these three companies are similar in the areas of public relations, management of human resources, risk management and strategic planning. Mr. Zhao graduated from the Liaoning Industry Academy in 1982. He thereafter became a faculty member at the Liaoning University of Technology from 1982 to 1989. After leaving his post at the Liaoning University of Technology, Mr. Zhao joined Jinzhou Shock Absorber Co., which is principally engaged in the manufacture and sale of suspension systems for automobiles, in January 1989 as an engineer and the head of the research department. He became its Chief Executive Officer in 1991 and remained in that position until 1997.

Qingdong Zeng.  Mr. Zeng has over 16 years experience in enterprise management and over 29 years experience in the automotive industry. Mr. Zeng has been our Vice President since December 2009, and has been the president of our subsidiary, Jinzhou Wanyou, since September 2006. He was the president of Jinzhou Wonder Suspension Co., Ltd from June 1994 to August 2006. Mr. Zeng studied automotive design at the Liaoning Institute of Technology and awarded his bachelor’s degree in 1985, and studied at the Jilin Institute of Technology and awarded his master’s degree in 1988. Mr. Zeng is also the director of Jinheng Holdings since January 2010.

Larry Goldman.  Mr. Goldman has served as an independent director since March 2007.  Mr. Goldman is a certified public accountant with over 25 years of auditing, consulting and technical experience and from October 2007 to the present time works as a consultant providing CFO support to various US listed public companies.  Mr. Goldman served from May 2006 to October 2007 as the Treasurer and Acting Chief Financial Officer of Thorium Power, Ltd. (NASDAQ: THPW). Prior to joining Thorium Power, Ltd. Mr. Goldman worked as the Chief Financial Officer, Treasurer and Vice President of Finance of WinWin Gaming, Inc. (OTCBB: WNWN), a multi-media developer and publisher of sports, lottery and other games. Prior to joining WinWin in October 2004, Mr. Goldman was a partner at Livingston Wachtell & Co., LLP and had been with that firm for the past 19 years auditing public companies. Mr. Goldman is also an independent director and audit committee chairman of Winner Medical Group Inc. (AMEX: WWIN), a China based manufacturer of medical disposable products and surgical dressings; China Advanced Construction Material (NASDAQ:CADC), a leading producer and supplier of ready mix cement, China GengSheng Minerals Inc.(AMEX:CHGS) a developer and manufacturer of mineral based industrial material products and China Integrated Energy Inc. (NASDAQ:CBEH), a distributor and producer of Bio-Diesel Fuels in China. Mr. Goldman has extensive experience in both auditing and consulting with public companies, and has experience providing accounting and consulting services to the Asian marketplace for almost 10 years, having also audited several US listed Chinese public companies..

Xiaoyu Zhang  Mr. Zhang became a member of our Board of Directors in April 2009.  Since 2001, Mr. Zhang has been serving as Vice President of China Machinery Industry Federation, and as Chairman of the Sixth Council of Society of Automotive Engineering of China.  Mr. Zhang was the Deputy Director-General of the State Bureau of Machinery China from 1998 to 2001, and the Deputy Director and Director of Automotive Division of the former Ministry of Machine-Building Industry of China from 1993 to 1998. He graduated from Tsinghua University in 1968.

Xianzhang Wang  Mr. Wang became a member of our Board of Directors in April 2009.  Mr. Wang is currently the President of the Insurance Association of China and Vice President of the China Insurance Academy, positions which he has held since 2005.  From 2003 until 2005, Mr. Wang served as president of China Life Insurance Company.  Mr. Wang served as Vice President of People’s Insurance Company of China from 1986 to 1999 and General Manager of Liaoning Branch of People’s Insurance Company of China from 1984 to 1986.  Mr. Wang graduated from Liaoning Finance and Economics Institute of China (now known as Northeastern University of Finance and Economics) in 1965.

There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.  No nominee, member of the Board or executive officer is related to any other nominee, member of the Board or executive officer.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Audit Committee has appointed PKF Hong Kong (“PKF”) as our independent auditor.  Although our Audit Committee is directly responsible for selecting and retaining our independent auditor and even though ratification is not required by our bylaws, the Board is submitting the selection of PKF to our shareholders for ratification as a matter of good corporate practice and we are asking our shareholders to approve the appointment of PKF.  In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by PKF that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year.  Representatives of PKF will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Independent Registered Public Accounting Firm’s Fees

The following is a summary of the fees billed to the Company by PKF for professional services rendered for the fiscal years ended December 31, 2009 and 2008:

	December 31, 2009	December 31, 2008
Audit fees (1)	$220,000	$209,119
Audit-related fees (2)	-	$26,727
Tax fees(3)	-	$21,388
All other fees	$15,000	-
Total	$235,000	$257,234

(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table. The services provided by our accountants within this category consisted of advice relating to SEC matters and employee benefit matters.

(3)	Consists of fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Board to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Board pre-approved the audit service performed by PKF for our consolidated financial statements as of and for the year ended December 31, 2010.

Recommendation of the Board

The Board unanimously recommends a vote FOR ratification of the selection of PKF as the Company’s independent registered public accounting firm for the fiscal year 2010.

Vote Required

The ratification of the appointment of PKF as our independent auditor requires the approval by the holders of a majority of the shares of our common stock issued and outstanding, present in person or voting by proxy.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at No. 16 Yulu Street, Taihe District, Jinzhou City, Liaoning, China 121013, no later than the close of business on December 31, 2010. A proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the SEC will not be included.  The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year.  Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement.  A copy of our Annual Report on Form 10-K is also made available on our website at http://www.watg.cn/ after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company.  Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

April 30, 2010	By Order of the Board of Directors

/s/ Yechon Xie
Secretary

Exhibit A

REPORT OF THE AUDIT COMMITTEE
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act.  Mr. Goldman, the chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 401(h) of SEC Regulation S-K.  The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls.  The Audit Committee operates pursuant to a written charter adopted by the Board.  The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports.  The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Following the end of the fiscal year ended December 31, 2009, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with the Company’s management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

/s/ The Audit Committee
Larry Goldman, Xianyu Zhang and Xianzhang Wang

Exhibit B

REPORT OF THE COMPENSATION COMMITTEE
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

/s/ Compensation Committee
Larry Goldman, Xianyu Zhang and Xianzhang Wang

WONDER AUTO TECHNOLOGY, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2010

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Wonder Auto Technology, Inc., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated April 30, 2010, and hereby constitutes and appoints Qingjie Zhao and Meirong Yuan, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2010 Annual Meeting of Shareholders to be held on June 10, 2010, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below:

☐           Qingjie Zhao
☐           Qindong Zeng
☐           Larry Goldman
☐           Xiaoyu Zhang
☐           Xianzhang Wang

Withhold authority for the following:

☐           Qingjie Zhao
☐           Qindong Zeng
☐           Larry Goldman
☐           Xiaoyu Zhang
☐           Xianzhang Wang

2.	Approve the ratification of PKF as the Company’s accountant for fiscal year 2010.
FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF PKF AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 30, 2010 IS UNABLE TO SERVE OR WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated April 30, 2010, and the 2009 Annual Report to Shareholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name

Name (if joint)

Date _____________, 2010

Please sign your name exactly as it appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.  When signing as joint tenants, all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.  No postage is required if returned in the enclosed envelope.